                              [LETTERHEAD OF KPMG]


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Band Three Radio Limited


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Geotek Communications, Inc. (the "Company") of our report dated 15 July 1991, relating to the Band Three Radio Limited statements of the net loss and cash flows for the year ended 31 March 1991, which report was included in the Current Report on Form 8-K/A of the Company, dated 18 June 1993.



Reading, England
8 November 1995